UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 12, 2015
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On February 12, 2015, Kaplan Inc. (Kaplan) and Kaplan Higher Education, LLC (KHE) entered into a Purchase and Sale Agreement with Education Corporation of America (ECA) to sell substantially all of the assets of its KHE Campuses business, consisting of thirty-eight nationally accredited ground campuses, and certain related assets, in exchange for a preferred equity interest in ECA.

In 2014, the KHE Campuses business had revenues of approximately $275 million and operating losses of $12.5 million. The Company expects to report a pre-tax loss on the transaction that is not material to the Company’s overall financial position.

On February 12, 2015, Kaplan issued a press release attached as Exhibit 99.1. The text of such Exhibit is hereby incorporated by reference into this Item 8.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Item 9.01(d) Exhibits

Exhibit No.            Description

99.1                Press Release dated February 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company (Registrant)
Date February 12, 2015	/s/ Hal S. Jones
(Signature) Hal S. Jones Senior Vice President–Finance

EXHIBIT INDEX

Exhibit No.        Description

Exhibit 99.1    Press Release dated February 12, 2015